Exhibit 24
POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Cooper Tire & Rubber Company, a Delaware corporation (“Registrant”), hereby constitutes and appoints Roy V. Armes, Philip G. Weaver or James E. Kline, and each of them, as true and lawful attorney or attorneys-in-fact for the undersigned, with full power of substitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Company to be offered in connection with the Cooper Tire & Rubber Company Spectrum Investment Savings Plan, the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Findlay) and the Cooper Tire & Rubber Company Pre-Tax Savings Plan — (Texarkana), and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
          IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 24th day of February, 2009.

/s/ Ray V. Aimes	/s/ Steven M. Chapman
Roy V. Armes	Steven M. Chapman
Chairman of the Board, President and Chief	Director
Executive Officer (Principal Executive Officer)

/s/ Philip G. Weaver	/s/ John J. Holland

Philip G. Weaver	John J. Holland
Vice President and Chief Financial Officer	Director
(Principal Financial Officer)

/s/ Robert W. Huber	/s/ John F. Meier

Robert W. Huber	John F. Meier
Director of External Reporting	Director
(Principal Accounting Officer)

/s/ Laurie J. Breininger	/s/ John H. Shuey

Laurie J. Breininger	John H. Shuey
Director	Director

/s/ Thomas P. Cooper	/s/ Richard L. Wambold

Thomas P. Capo	Richard L. Wambold
Director	Director

/s/ Robert D. Welding
Robert D. Welding
Director